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EXHIBIT 10.2

                                VOTING AGREEMENT

         THIS VOTING AGREEMENT (the "Agreement") is made and entered into as of February 15, 2006 (the "Effective Date"), by and between ISLAND PACIFIC, INC., a Delaware corporation ("Purchaser" or the "Company"), and THE SAGE GROUP PLC, a company organized under the laws of England and Wales ("Seller").

                                    RECITALS

         WHEREAS, Seller is the owner of 141,000 shares of Series A Convertible Preferred Stock, par value $0.0001 (the "Series A Stock"), 8,923,915 shares of common stock, par value $0.0001 (the "Common Stock") (the Common Stock together with the Series A Stock, the "Shares") and an option to purchase 71,812 shares of Common Stock (the "Option") of the Company.

         WHEREAS, upon the terms and conditions set forth in the Stock Repurchase Agreement, dated as of the date hereof, by and between Purchaser and Seller, to which this Agreement is attached (the "Repurchase Agreement"), Seller desires to sell and Purchaser desires to repurchase the Shares and the Option from Seller.

         WHEREAS, the obligations in the Repurchase Agreement are conditioned upon the execution and delivery of this Agreement; and

         WHEREAS, in connection with the consummation of the transactions contemplated by the Repurchase Agreement, Seller has agreed to exercise its future voting rights for the Shares as directed by the Company and to the extent set forth herein.

         NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    AGREEMENT

         1. VOTING. During the Term (as defined below), at every meeting of stockholders of Company, including every adjournment or postponement thereof, and on every action or approval by written consent of stockholders of Company, Seller shall vote and cause each of its proxies or attorneys-in-fact to vote, the Shares and any shares of Common Stock issued on conversion of any Series A Stock (the "Conversion Shares"), as directed in writing by Barry Schechter not later than 5 business days prior to the time of such vote or consent; provided, however, that Seller shall not be obligated to vote the Shares and any Conversion Shares in favor of any action (a) that would adversely affect the rights, powers and privileges of Seller as a stockholder of the Company or the value of Seller's interest in the Company, in either case, disproportionately from any other stockholder of the Company or (b) in which Barry Schechter or any other officer or director of the Company or any of their respective affiliates, directly or indirectly, has any interest other than as a stockholder of the Company.

         2. CONVERSION OF SHARES. During the Term, if requested by the Company in writing in connection with, and not later than 10 business days prior to the record date for, any required vote or consent pursuant to Section 1 above, Seller will convert all of the Series A Stock to Common Stock. Seller will execute the documentation and take all other steps necessary, as requested by


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the Company, to effect a conversion of the Series A Stock not later than five
(5) business days prior to the record date for any stockholder meeting or action by written consent in which such stockholder vote or consent is required. Any Common Stock issued to Seller upon conversion of Series A Stock will be subject to Section 1 above and the Repurchase Agreement.

         3. TERM. The term of this Agreement (the "Term") will commence on the Effective Date and continue until (i) Purchaser makes the final payment due under the Repurchase Agreement and transfers record title to the Shares to Purchaser, and Seller delivers the stock certificates for the Shares to Purchaser; provided, that this Agreement shall be suspended immediately upon the Company's failure to make any payment when due in accordance with the Repurchase Agreement until such time that the Company re-commences such payments and pays in full any past-due amounts or (ii) the earlier termination of the Repurchase Agreement (the "Expiration Date").

         4. MISCELLANEOUS.

                  4.1. REPRESENTATIONS AND WARRANTIES. Seller represents and warrants to Purchaser that (a) Seller has not, prior to or on the date of this Agreement, executed or delivered or entered into any other voting agreement or similar arrangement other than one which has expired or terminated prior to the date hereof, and (b) Seller has full power and capacity to execute, deliver and perform this Agreement, which has been duly executed and delivered by, and evidences the valid and binding obligation of, Seller enforceable in accordance with its terms.

                  4.2. SPECIFIC PERFORMANCE. The parties hereto hereby declare that it is impossible to measure in money the damages which will accrue to a party hereto or to their heirs, personal representatives, or assigns by reason of a failure to perform any of the obligations under this Agreement, and agree Purchaser shall be entitled to seek injunctive relief without bond to prevent violation or continuing violation thereof.

                  4.3. GOVERNING LAW JURISDICTION. This Agreement is governed by and construed in accordance with the laws of the State of California, irrespective of California's choice-of-law principles. The parties irrevocably consent to the exclusive jurisdiction of the state and federal courts located in San Diego County, California for the purpose of any action brought in connection with this Agreement.

                  4.4. SEVERABILITY. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

                  4.5. SUCCESSORS; ASSIGNMENT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, assigns, administrators, executors and/or other legal representatives. This Agreement and the rights, interests and obligations hereunder may not be assigned by either party without the prior written consent of the other party hereto.


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                  4.6. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together shall constitute one and the same agreement.

                  4.7. WAIVER. Any waiver of a default or provision under this Agreement must be in writing. No such waiver constitutes a waiver of any other default or provision concerning the same or any other provision of this Agreement. No delay or omission by a party in the exercise of any of its rights or remedies constitutes a waiver of (or otherwise impairs) such right or remedy. A consent to or approval of an act does not waive or render unnecessary the consent to or approval of any other or subsequent act.

                  4.8. ATTORNEY'S FEES. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including, without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

                  4.9. NOTICES. All notices or other communications required or permitted to be given to a party to this Agreement shall be in writing and shall be personally delivered, sent by fax, or sent by an express courier service that provides written confirmation of delivery, such as United Parcel Service, Federal Express or DHL, to such party at its address as set forth below under his/her signature to this Agreement. Each such notice or other communication shall be deemed given, delivered and received upon its actual receipt, except that if it is sent by express courier service in accordance with this Section, then it shall be deemed given, delivered and received three (3) days after the date such notice or other communication is deposited with the express courier service in accordance with this Section. Any party to this Agreement may give notice of a change of address to the other party to this Agreement.

                  4.10. MODIFICATION. This Agreement may be modified only by a contract in writing executed by the party to this Agreement against whom enforcement of the modification is sought.

                  4.11. HEADINGS. The section headings in this Agreement (a) are included only for convenience, (b) do not in any manner modify or limit any of the provisions of this Agreement, and (c) may not be used in the interpretation of this Agreement.

                  4.12. PRIOR UNDERSTANDINGS. This Agreement and all documents specifically referred to and executed in connection with this Agreement: (a) contain the entire and final agreement of the parties to this Agreement with respect to the subject matter of this Agreement, and (b) supersede all negotiations, stipulations, understandings, agreements, representations and warranties, if any, with respect to such subject matter, which precede or accompany the execution of this Agreement.

                  4.13. INTERPRETATION. Whenever the context of this Agreement requires, all words used in the singular shall be construed to have been used in the plural, and vice versa, and the use of any gender specific pronoun shall include any other appropriate gender. The term "person" shall refer to any individual, corporation or legal entity having standing to bring an action in its own name under applicable state law. The conjunctive "or" shall mean


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"and/or" unless otherwise required by the context in which the conjunctive "or"
is used. Each party has had the opportunity to be represented by independent legal counsel and hereby waives any benefit under any rule of law or legal decision that would require interpretation of any ambiguities in this Agreement against the party drafting it. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the purposes of the parties and this Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]


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         IN WITNESS WHEREOF, the parties hereto have executed this VOTING
AGREEMENT as of the date first above written.

SELLER:

THE SAGE GROUP PLC,
a company organized under the laws of England and Wales

By: /S/ PAUL HARRISON
    ----------------------------------------
Name: Paul Harrison
Title: Group Financial Director

Address:          Attn:  General Counsel
                  North Park
                  Newcastle upon Tyne
                  NE13 9AA
                  England
                  Facsimile:  +44 (191) 294-0002


PURCHASER:

ISLAND PACIFIC, INC.,
a Delaware corporation

/S/ BARRY SCHECHTER
----------------------------------------
Barry Schechter, Chief Executive Officer

Address:          Attn:  Barry Schechter
                  19800 MacArthur Boulevard
                  Irvine, California 92612
                  Facsimile:  (949) 476-0177


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